UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Legg Mason, Inc.

(Exact Name of Registrant As Specified in Its Charter)

Maryland	52-1200960
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

100 International Drive, Baltimore, Maryland	21202
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.45% Junior Subordinated Notes due 2056	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-209616

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

This Registration Statement relates to the 5.45% Junior Subordinated Notes due 2056 (the “Notes”) of Legg Mason, Inc. (the “Company” or the “Registrant”). The description of the Notes to be registered hereunder is set forth under the caption “Description of Debt Securities—Junior Subordinated Debt Securities” in the Prospectus dated February 19, 2016 to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-209616) originally filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) on February 19, 2016, and under the caption “Description of Notes” included in the Prospectus Supplement, dated August 3, 2016, filed with the Commission on August 4, 2016 pursuant to Rule 424(b)(5) under the Securities Act. Such descriptions are incorporated herein by reference.

Item 2.	Exhibits.

1.	Registration Statement on Form S-3, filed by the Company (File No. 333-209616) (incorporated herein by reference).

2.	Form of 5.45% Junior Subordinated Notes due 2056 (incorporated by reference to Exhibit 4.4 to Legg Mason, Inc.’s Current Report on Form 8-K, filed with the Commission on August 8, 2016).

3.	Underwriting Agreement, dated as of August 3, 2016, among Legg Mason, Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives for the underwriters named in the Underwriting Agreement (incorporated by reference to Exhibit 4.2 to Legg Mason, Inc.’s Current Report on Form 8-K, filed with the Commission on August 8, 2016).

4.	Base Indenture, dated as of March 14, 2016, between Legg Mason, Inc., as issuer, and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement (Registration No. 333-209616) on Form S-3ASR, dated February 19, 2016).

5.	Second Supplemental Indenture, dated as of August 8, 2016, between Legg Mason, Inc., as issuer, and The Bank of New York Mellon, as trustee, with respect to the 5.45% Junior Subordinated Notes due 2056, of Legg Mason, Inc. (incorporated by reference to Exhibit 4.3 to Legg Mason, Inc.’s Current Report on Form 8-K, filed with the Commission on August 8, 2016).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on behalf of the undersigned, thereto duly authorized.

LEGG MASON, INC.

By:	/s/ Thomas C. Merchant
Name: Thomas C. Merchant Title: Executive Vice President and General Counsel

August 11, 2016